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                             [FORM OF SERIES A NOTE]

                              THE PITTSTON COMPANY

                      7.84% Senior Note, Series A, due 2007

No. RA-[_____]                                               New York, New York
$[_______]                                                               [Date]
PPN: 725701 B@ 4

         FOR VALUE RECEIVED, the undersigned, The Pittston Company (the
"Company"), a Virginia corporation, hereby promises to pay to [           ], or
registered assigns, the principal sum of [        ] DOLLARS on January 18, 2007,
with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) from the date hereof on the unpaid balance thereof at the rate of 7.84% per annum, payable semiannually on January 18 and July 18 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any premium or Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of
(i) 9.84% and (ii) 2% above the rate of interest publicly announced by The
Chase Manhattan Bank from time to time at its principal office in New York City as its prime rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of The Chase Manhattan Bank in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of 7.84% Senior Notes, Series A, due 2007 issued pursuant to separate Note Purchase Agreements dated as of January 18, 2001 (as from time to time amended, the "Note Purchase Agreements") between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of certain Subsidiary Guarantees heretofore and from time to time hereafter executed and delivered pursuant to the Note Purchase Agreements. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer or exchange, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration





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of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company is required to make prepayments of principal, and may make optional prepayments of principal in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium or Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                     THE PITTSTON COMPANY



                                                     By
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                                                       Title: